EXHIBIT 32.1

Certification by the Chief Executive Officer
of
Gulf South Pipeline Company, LLC
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief executive officer of Gulf South Pipeline Company, LLC, hereby certifies, to such officer's knowledge, that the annual report on Form 10-K for the year ended December 31, 2012, (the Report) of Gulf South Pipeline Company, LP (the Partnership) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

March 28, 2013

/s/ Stanley C. Horton
Stanley C. Horton
President, Chief Executive Officer and Director
(principal executive officer)